EXHIBIT 99

[LOGO]
THE NAUTILUS GROUP

FOR IMMEDIATE RELEASE
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CONTACTS:    THE NAUTILUS GROUP, INC.       INVESTOR RELATIONS
             ------------------------       ------------------
INQUIRIES:
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             ROD RICE                       JOHN MILLS
             CHIEF FINANCIAL OFFICER        INTEGRATED CORPORATE RELATIONS, INC.
             360-694-7722                   562-256-7051-203-222-9013


NAUTILUS GROUP ANNOUNCES FOURTH QUARTER AND YEAR-END RESULTS FOR 2002

MANAGEMENT REITERATES 2003 OUTLOOK


VANCOUVER, WA - FEBRUARY 6, 2003 - The Nautilus Group, Inc. (NYSE: NLS), a leading marketer, developer, and manufacturer of branded health and fitness products, today announced results for the fourth quarter and year ended December 31, 2002, and reiterated its financial and business outlook for 2003.

For the fourth quarter of 2002, the Company reported net sales of $155.5 million, compared to $125.3 million for the corresponding period last year. Earnings per share for the fourth quarter were $0.69, compared to $0.57 for the corresponding period last year. For the full fiscal year ended December 31, 2002, the Company reported net sales of $584.6 million, up 61% from $363.9 million in 2001. Earnings per share were $2.79, a 50% increase from $1.85 per share generated in 2001.

Commercial/retail sales represented 41% of total sales in the fourth quarter, up from 35% in fourth quarter of 2001. The continued diversification of overall Company product offerings is mainly due to the addition of Schwinn Fitness and StairMaster, which were acquired in September 2001 and February 2002 respectively.

The Company also reiterated their comfort with previously released guidance for 2003. The Company expects 2003 revenue to range from $580 million to $600 million with corresponding earnings per share in the $2.50 to $2.60 range. The Company expects operating cash flow for 2003 to be approximately $85 million to $95 million.

Brian Cook, Chief Executive Officer, offered his perspective on 2002 and the business outlook for 2003, "We are pleased with our fourth quarter and 2002 results. The full year was a record year for our Company both in the direct and commercial/retail segments. We continued to add to our portfolio of highly recognized brand names with the integration of Schwinn Fitness and StairMaster and introduced 16 new products through
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the retail sales channel and continued to develop and expand our line of commercial fitness products. Also during the year, we grew our direct marketing segment by over 34% year-over-year, in spite of a challenging advertising environment during the latter half of 2002."

Mr. Cook added, "Our business remains healthy, we have a strong balance sheet, and have consistently produced solid operating results and cash flow. Because of these consistent operating results, our Company is in a strong position to improve upon existing product lines and introduce new products into our direct and commercial/retail sales channels. "

According to management, the Company is launching a revolutionary patented cardiovascular health and fitness product that will be complementary to the strength-training Bowflex. This product will be unveiled in New York, NY on March 11, 2003 and will be sold through the direct marketing channels starting in the second quarter.

Rod Rice, Chief Financial Officer, stated, "Because of our confidence in future operating results, our Board of Directors has declared a $0.40 per share annual dividend and authorized $50 million stock repurchase program."

Mr. Rice added, "We will continue to build on this leadership position by improving our core businesses and introducing new products to enable our Company's long-term growth in the health and fitness industry."


The Nautilus Group will host a conference call today to discuss its financial results at 2:00 PM Pacific (5:00 PM Eastern). The earnings release will be broadcast live over the Internet today. The broadcast will be hosted at http://www.nautilusgroup.com/ir/events.asp under "Investor Relations/Events Calendar" and will be archived online within one hour of the completion of the conference call. In addition, you may call 800-240-4186 if in North America. International callers will dial 303-262-2175. Participating in the call will be Brian Cook, Chief Executive Officer, Kevin Lamar, President and Rod Rice, Chief Financial Officer.


ABOUT THE NAUTILUS GROUP
The Nautilus Group, Inc. is a leading marketer, developer, and manufacturer of branded health and fitness products sold under such well-known names as Nautilus, Bowflex, Schwinn and StairMaster. The Company currently markets its Bowflex home fitness equipment and Nautilus Sleep Systems through its direct-marketing channel, using an effective combination of television commercials, infomercials, response mailings, the Internet, and inbound/outbound call centers. The Company sells its Nautilus, Schwinn and StairMaster commercial fitness equipment through its sales force and selected dealers to health clubs, government agencies, hotels, corporate fitness centers, colleges, universities, and assisted living facilities. The Nautilus Group also markets and sells a complete line of consumer fitness equipment, under its Nautilus, Schwinn and StairMaster brands, through a network of specialty dealers, distributors, and retailers worldwide. The

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Company is headquartered in Vancouver, Washington. The Nautilus Group is located on the Web at www.nautilusgroup.com.


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From time to time, The Nautilus Group may issue forward-looking statements relating to its products and services, including statements regarding its Bowflex, Nautilus, Schwinn Fitness, and StairMaster businesses. Factors that could affect The Nautilus Group's actual results include availability of media time and fluctuating advertising rates, a decline in consumer spending due to unfavorable economic conditions, expiration of important patents, its reliance on a limited product line, its ability to effectively develop, market, and sell future products, growth management challenges including the growth resulting from the acquisition of the assets of Schwinn Fitness in September 2001 and StairMaster in February 2002, its ability to effectively identify and negotiate any future strategic acquisitions, its ability to integrate the StairMaster business and any other acquired businesses into its operations, unpredictable events and circumstances relating to international operations including its use of foreign manufacturers, government regulatory action, and general economic conditions. Please refer to our reports and filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and quarterly reports on Form 10-Q, for a further discussion of these risks and uncertainties. We also caution you not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made or to reflect the occurrence of unanticipated events.


                            (Financial Tables Follow)










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                            THE NAUTILUS GROUP, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


                                     THREE MONTHS ENDED DECEMBER 31,       TWELVE MONTHS ENDED DECEMBER 31,
                                     ------------------------------        ------------------------------
                                         2002               2001               2002               2001
                                     -----------        -----------        -----------        -----------
NET SALES                            $   155,463        $   125,296        $   584,650        $   363,862

COST OF SALES                             72,444             56,612            252,336            140,699
                                     -----------        -----------        -----------        -----------

 Gross profit                             83,019             68,684            332,314            223,163
                                     -----------        -----------        -----------        -----------

OPERATING EXPENSES:
 Selling and marketing                    38,913             28,946            145,258             99,813
 General and administrative                6,651              5,231             25,893             15,574
 Royalties                                 2,299              2,355             10,108              7,363
                                     -----------        -----------        -----------        -----------

 Total operating expenses                 47,863             36,532            181,259            122,750
                                     -----------        -----------        -----------        -----------

OPERATING INCOME                          35,156             32,152            151,055            100,413
                                     -----------        -----------        -----------        -----------

OTHER INCOME:
 Interest income                             301                546              1,561              4,024
 Other - net                                 548                163                331                381
                                     -----------        -----------        -----------        -----------

      Total other income, net                849                709              1,892              4,405
                                     -----------        -----------        -----------        -----------

INCOME BEFORE INCOME TAXES                36,005             32,861            152,947            104,818

INCOME TAX EXPENSE                        12,961             12,331             55,060             38,235
                                     -----------        -----------        -----------        -----------

NET INCOME                           $    23,044        $    20,530        $    97,887        $    66,583
                                     ===========        ===========        ===========        ===========

BASIC EARNINGS PER SHARE             $      0.69        $      0.59        $      2.84        $      1.89

DILUTED EARNINGS PER SHARE           $      0.69        $      0.57        $      2.79        $      1.85

Basic shares outstanding              33,162,654         34,928,647         34,499,482         35,183,632
Diluted shares outstanding            33,470,373         35,793,531         35,142,794         35,966,038

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                                   THE NAUTILUS GROUP, INC.
                                 CONSOLIDATED BALANCE SHEETS
                                        (IN THOUSANDS)

                                                      DECEMBER 31,       DECEMBER 31,
                                                          2002               2001
                                                      -----------        -----------
ASSETS

CURRENT ASSETS:
 Cash and cash equivalents                            $    31,719        $    35,639
 Short-term investments                                    17,578             16,070
 Trade receivables, net                                    50,099             24,858
 Inventories, net                                          63,798             45,516
 Prepaid expenses and other current assets                  4,919              2,007
 Notes receivable                                           3,067              2,672
 Current deferred tax asset                                 2,924              1,425
                                                      -----------        -----------

  Total current assets                                    174,104            128,187

LONG-TERM NOTES RECEIVABLE                                    363               --

PROPERTY, PLANT, AND EQUIPMENT, NET                        55,564             25,228

GOODWILL                                                   29,755             29,625

OTHER ASSETS, NET                                          16,867             10,865
                                                      -----------        -----------

TOTAL ASSETS                                          $   276,653        $   193,905
                                                      ===========        ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
 Trade payables                                       $    41,288        $    25,256
 Accrued liabilities                                       15,827             10,888
 Income taxes payable                                       5,284              4,792
 Royalty payable to stockholders                            1,997              1,885
 Customer deposits                                            685              1,000
                                                      -----------        -----------

  Total current liabilities                                65,081             43,821
                                                      -----------        -----------

LONG-TERM DEFERRED TAX LIABILITY                            9,149              2,670
                                                      -----------        -----------

STOCKHOLDERS' EQUITY:
 Common stock                                                --                4,900
 Retained earnings                                        201,238            142,637
 Accumulated other comprehensive income (loss)              1,185               (123)
                                                      -----------        -----------

  Total stockholders' equity                              202,423            147,414
                                                      -----------        -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY            $   276,653        $   193,905
                                                      ===========        ===========

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